Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that I, James C. Reagan, hereby appoint Kevin T. Parker and David R. Schwiesow and each of them severally, acting alone and without the other, my true and lawful attorney-in-fact with full power of substitution or re-substitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Signatures	Title	Date

/s/ James C. Reagan James C. Reagan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8,2007